UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2008

ORGANIC TO GO FOOD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3317 Third Avenue South
Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 838-4670
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information contained in Item 2.01 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 14, 2008, Organic To Go Food Corporation (the “Company”) closed the transactions contemplated by that certain Agreement of Purchase and Sale of Assets, dated May 14, 2008, by and among FPO, Inc., a Washington corporation doing business as “MEL’S MARKET,” “MEL’S DELIVERY,” “JOELLE’S,” “SOUPS DU JOUR” and “SIMON’S” (“FPO”), Larry J. Hamlin (the “Shareholder”), Organic To Go, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Organic”), and the Company (the “Agreement”), pursuant to which Organic acquired substantially all of the assets of FPO (the “Assets”), which owned and operated three restaurants in Seattle, Washington.

Under the terms of the Agreement, the total purchase price was approximately $1.7 million, consisting of approximately $250,000 to be paid in cash at closing, approximately $950,000 plus interest to be paid in cash in six (6) quarterly installments beginning on August 14, 2008, and $500,000 to be paid in 375,375 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), due 10 days after closing.

As a condition to closing, Organic and the Shareholder entered into a Consulting Agreement, dated as of May 14, 2008 (the “Consulting Agreement”), pursuant to which the Shareholder will provide certain consulting services to Organic for a one year period in exchange for a consulting fee of $8,333.33 per month, plus reimbursement for certain expenses incurred by the Shareholder.

To secure Organic’s obligation to pay to FPO the portion of the purchase price consisting of approximately $950,000 plus interest in cash under the Agreement, Organic and FPO entered into a Security Agreement, dated as of May 14, 2008 (the “Security Agreement”), pursuant to which Organic granted FPO a security interest in all of the Assets.

The descriptions of the Agreement, the Consulting Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the text of such agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

As is more fully described in 2.01 above, the Company will issue 375,375 shares of Common Stock to FPO as partial consideration for the acquisition of the Assets in connection with the Agreement. The securities will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption set forth in Section 4(2) of the Securities Act and representations made by FPO in the Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Agreement of Purchase and Sale of Assets
Exhibit 10.2	Consulting Agreement
Exhibit 10.3	Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC TO GO FOOD CORPORATION

Date: May 22, 2008	By:	/s/ Michael Gats
Michael Gats
Chief Financial Officer

Exhibit Index

Exhibit 10.1	Agreement of Purchase and Sale of Assets
Exhibit 10.2	Consulting Agreement
Exhibit 10.3	Security Agreement